UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Iron Mountain Incorporated (the “Company”) held on June 10, 2011 (the “Annual Meeting”), the Company’s stockholders elected eleven directors, each for a one-year term of office to serve until the Company’s 2012 Annual Meeting of Stockholders, or until their successors are elected and qualified.  The nominated directors received the following votes:

Name	For	Withheld	Broker Non-Vote
Clarke H. Bailey	156,784,702	12,802,672	16,432,153
Kent P. Dauten	156,810,469	12,776,905	16,432,153
Paul F. Deninger	158,658,331	10,929,043	16,432,153
Per-Kristian Halvorsen	149,511,097	20,076,277	16,432,153
Michael W. Lamach	156,931,776	12,655,598	16,432,153
Arthur D. Little	149,236,062	20,351,312	16,432,153
Allan Z. Loren	153,529,510	16,057,864	16,432,153
C. Richard Reese	156,794,081	12,793,293	16,432,153
Vincent J. Ryan	157,027,662	12,559,712	16,432,153
Laurie A. Tucker	149,863,595	19,723,779	16,432,153
Alfred J. Verrecchia	157,057,429	12,529,945	16,432,153

The Company’s stockholders approved a nonbinding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement dated May 2, 2011 relating to the Annual Meeting.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
168,630,298	879,964	77,112	16,432,153

The Company’s stockholders voted to recommend, by nonbinding advisory vote, the frequency with which the Company has a nonbinding advisory vote on the compensation paid to the Company’s named executive officers.  This proposal received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
157,309,763	1,697,884	10,152,678	427,049	16,432,153

In accordance with the Company’s consideration of the voting results on this nonbinding advisory proposal, the Company’s Board of Directors has determined that the Company will hold a nonbinding advisory vote on the compensation of its named executive officers every 1 year.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
185,121,613	370,331	527,583	N/A

The results reported above are final voting results.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 16, 2011